Exhibit 10.1

FOURTH SUPPLEMENTAL INDENTURE

This FOURTH SUPPLEMENTAL INDENTURE (the “Fourth Supplemental Indenture”) is dated as of December 31, 2008, between O’Reilly Automotive, Inc., a Missouri corporation, CSK Auto Corporation, a Delaware Corporation, CSK Auto, Inc., an Arizona corporation (the “Company”), CSKAuto.com, Inc., a Delaware corporation, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

WHEREAS, the parties hereto are parties to an Indenture, dated as of December 19, 2005, as amended and supplemented by the First Supplemental Indenture (the “First Supplemental Indenture”) dated as of December 30, 2005, the Second Supplemental Indenture, dated as of July 27, 2006 (the “Second Supplemental Indenture”) and the Third Supplemental Indenture, dated as of July 11, 2008 (the “Third Supplemental Indenture”) (together with the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture, the “Indenture”), pursuant to which the Company issued its 4 5/8% (as increased to 6¾% by the Second Supplemental Indenture) Exchangeable Senior Notes due 2025 (the “Notes”);

WHEREAS, Section 10.01(f) provides that the parties to the Indenture may enter into indentures supplemental thereto to modify the Indenture to correct any inconsistency or otherwise defective provision contained therein so long as such action will not adversely affect interests of holders;

WHEREAS, the parties to the Indenture desire to amend the Third Supplemental Indenture to correct the definition of Exchange Rate therein;

WHEREAS, such correction does and will not adversely affect the interests of holders;

WHEREAS, this Fourth Supplemental Indenture shall be deemed effective as of the effectiveness of the Merger (as defined in the Third Supplemental Indenture); and

WHEREAS, the execution and delivery of this Fourth Supplemental Indenture has been duly authorized and all conditions and requirements necessary to make this instrument a valid and binding agreement have been duly performed and complied with.

NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE 1

EFFECT OF MERGER

Section 1.01           At and after the effective time of the Merger, Section 14.04 of the Indenture shall be amended by deleting the text of such Section in its entirety and replacing it with the following text:

Section 14.04.        Exchange Rate.  Each $1,000 Principal Amount of the Notes shall be exchangeable into 25.9697 shares of common stock of O’Reilly and $60.6061 in cash (herein called the “Exchange Rate”), subject to adjustment as provided in this Article 14.

ARTICLE 2

MISCELLANEOUS

Section 2.01           Capitalized terms used herein and not defined herein have the meanings ascribed to such terms in the Indenture.

Section 2.02           This Fourth Indenture shall be deemed effective as of the effective time of the Merger.

Section 2.03           As of the effective time of the Merger, the Indenture shall be supplemented and amended in accordance herewith, and this Fourth Supplemental Indenture shall form part of the Indenture for all purposes, and the Holder of every Note heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby. The Trustee accepts the trusts created by the Indenture, as amended and supplemented by this Fourth Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Indenture, as amended and supplemented by this Fourth Supplemental Indenture.

Section 2.04           This Fourth Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture. The Indenture, as amended and supplemented by this Fourth Supplemental Indenture, shall be read, taken and construed as one and the same instrument and all provisions in the Indenture and the Notes shall remain in full force and effect in accordance with the terms thereof and as amended and supplemented by this Fourth Supplemental Indenture.

Section 2.05           In case any one or more of the provisions contained in this Fourth Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Fourth Supplemental Indenture, but this Fourth Supplemental Indenture shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

Section 2.06           The parties may sign any number of copies of this Fourth Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 2.07           The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity and sufficiency of this Fourth Supplemental Indenture or for or in respect of the recitals and statements contained herein, all of which are made solely by the Company.

Section 2.08           In entering into this Fourth Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture and the Notes relating to the conduct or affecting the liability of or affording protection to the Trustee, whether or not elsewhere herein so provided.

Section 2.09           All covenants and agreements in this Fourth Supplemental Indenture by the Company and the Trustee shall bind their respective successors and assigns. Nothing in this Fourth Supplemental Indenture, express or implied, shall give to any person, other than the parties hereto and their successors under the Indenture and the Holders of the Notes, any benefit of any legal or equitable right, remedy or claim under the Indenture.

Section 2.10           This Fourth Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of law.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed as of the day and year first above written.

O’REILLY AUTOMOTIVE, INC.

By:	/s/Thomas McFall
	Name:	Thomas McFall
	Title:	Chief Financial Officer

CSK AUTO, INC.

By:	/s/Thomas McFall
	Name:	Thomas McFall
	Title:	Vice President

CSK AUTO CORPORATION

By:	/s/Thomas McFall
	Name:	Thomas McFall
	Title:	Vice President

CSKAUTO.COM, INC.

By:	/s/Thomas McFall
	Name:	Thomas McFall
	Title:	Vice President

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/s/ Melonee Young
	Name:	Melonee Young
	Title:	Vice President